Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
Fourth Quarter Pre-Tax Income of $17.2 million, up 25.5%;
2017 Pre-Tax Income of $53.9 million, up 38.1%;
Fourth Quarter Revenue of $136.4 million, up 13.9%;
2017 Revenue of $454.4 million, up 19.5%;
Backlog of $151.5 million, up 40.2%

PLANO, Texas, March 12, 2018 — Green Brick Partners, Inc. (NASDAQ: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2017.

Results for the Fourth Quarter Ended December 31, 2017:

•
For the three months ended December 31, 2017, the Company had: pre-tax income of $17.2 million, an increase of 25.5%, compared to $13.7 million for the three months ended December 31, 2016; gross profit of $28.8 million, a decrease of 1.3%, compared to $29.2 million for the three months ended December 31, 2016; and total revenue of $136.4 million, an increase of 13.9%, compared to $119.8 million for the three months ended December 31, 2016.

•
Builder operations revenue for the three months ended December 31, 2017 was $133.5 million, an increase of 14.1%, compared to $117.0 million for the three months ended December 31, 2016. Land development revenue for the three months ended December 31, 2017 was $2.9 million, an increase of 4.6%, compared to $2.8 million for the three months ended December 31, 2016.

•
The dollar value of backlog units as of December 31, 2017 was $151.5 million, an increase of 40.2% compared to December 31, 2016. The average sales price of homes in backlog increased approximately $32,767, or 7.2%, to $488,590 for the year ended December 31, 2017, compared to $455,823 for the year ended December 31, 2016.

•	Homes under construction increased 30.5% to 736 as of December 31, 2017, compared to 564 as of December 31, 2016.

•
As a result of the comprehensive tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted by the U.S. government on December 22, 2017, basic net (loss) income attributable to Green Brick per common share (“EPS”) for the three months ended December 31, 2017 was $(0.16). Basic EPS decreased due to a change in the federal statutory tax rate from 35% to 21%. The Company remeasured its deferred tax assets (“DTA”) which resulted in additional tax expense of $19.0 million. Without the impact of the DTA remeasurement, basic EPS would have increased to $0.21 for the three months ended December 31, 2017, compared to $0.16 for the three months ended December 31, 2016. Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the three months ended December 31, 2017 was $0.34, compared to $0.28 for the three months ended December 31, 2016. See “Reconciliation of Non-GAAP Financial Measures.”

Results for the Year Ended December 31, 2017:

•
For the year ended December 31, 2017, the Company had: pre-tax income of $53.9 million, an increase of 38.1%, compared to $39.0 million for the year ended December 31, 2016; gross profit of $98.5 million, an increase of 14.0%, compared to $86.4 million for the year ended December 31, 2016; and total revenue of $454.4 million, an increase of 19.5%, compared to $380.3 million for the year ended December 31, 2016.

•
Builder operations revenue for the year ended December 31, 2017 was $435.6 million, an increase of 19.3%, compared to $365.2 million for the year ended December 31, 2016. Land development revenue for the year ended December 31, 2017 was $18.7 million, an increase of 23.5%, compared to $15.2 million for the year ended December 31, 2016.

•
Basic EPS for the year ended December 31, 2017 was $0.30. Without the impact of the DTA remeasurement discussed above, basic EPS would have increased to $0.69 for the year ended December 31, 2017, compared to $0.49 for the year ended December 31, 2016. Basic Adjusted EPS for the year ended December 31, 2017 was $1.09, compared to $0.80 for the year ended December 31, 2016. See “Reconciliation of Non-GAAP Financial Measures.”

“We finished 2017 with a very strong fourth quarter with pre-tax income up 25% and full year pre-tax income of $53.9 million, up 38%. Looking forward, we are entering 2018 with a 40% increase in backlog and a 30% increase in homes under construction,” said James R. Brickman, Green Brick’s Chief Executive Officer. “We had very strong January and February 2018 sales and we expect to announce several new neighborhoods in supply-constrained, high-margin, AAA locations in 2018. So 2018 is off to a healthy start. To fund our growth, we are pleased that JPMorgan recently joined our unsecured credit facility with a $30 million commitment which increases the facility to $160 million. Our secured and unsecured credit facilities now total $235 million.”

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter and the year ended December 31, 2017 at 12:00 p.m. Eastern Time on Tuesday, March 13, 2018. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 4484949. A replay of the call will be available from approximately 3:00 p.m. Eastern Time on March 13, 2018 through 11:59 p.m. Eastern Time on March 20, 2018. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 4484949.

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The Tax Act, among other things, reduces the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018 and imposes significant limitations on certain corporate deductions and credits. The Tax Act places future limitations on the usage of net operating loss carryforwards generated in the year ended December 31, 2018 and after. The Tax Act is comprehensive containing several other provisions, some of which will not materially impact the Company. The estimates of the Tax Act may be adjusted in future periods as required. Future implementation guidance from the Internal Revenue Service, clarifications of state tax law or the completion of the Company’s 2017 tax return filings could all affect the estimated financial statement impact of the Tax Act. The SEC staff issued Staff Accounting Bulletin 118 that allows for a measurement period of up to one year after the enactment date of the Tax Act to finalize the recording of the related tax impacts. The Company does not believe potential adjustments in future periods would materially impact the Company’s financial condition or results of operations. As a result of the Tax Act, the Company remeasured its DTA which resulted in additional tax expense of $19.0 million during the three months ended December 31, 2017. Due to the effects of the Tax Act, the net (loss) income attributable to Green Brick for the three months ended December 31, 2017 and for the year ended December 31, 2017 is not comparable to three months ended December 31, 2016 and for the year ended December 31, 2016.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED CONDENSED RESULTS OF OPERATIONS
(In thousands, except per share data)

	(unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Sale of residential units	$133,465	$116,977	$435,644	$365,164
Sale of land and lots	2,915	2,787	18,730	15,164
Total revenues	136,380	119,764	454,374	380,328
Cost of residential units	104,999	88,453	342,065	283,454
Cost of land and lots	2,550	2,110	13,856	10,499
Total cost of sales	107,549	90,563	355,921	293,953
Total gross profit	28,831	29,201	98,453	86,375
Salary expense	5,838	5,985	21,823	21,871
Selling, general and administrative expense	4,446	4,483	17,193	16,758
Operating profit	18,547	18,733	59,437	47,746
Equity in income of unconsolidated entity	1,778	—	2,746	—
Other income, net	691	408	2,054	2,808
Income before taxes	21,016	19,141	64,237	50,554
Income tax provision	25,396	6,041	39,031	15,381
Net (loss) income	(4,380)	13,100	25,206	35,173
Less: net income attributable to noncontrolling interests	3,816	5,424	10,236	11,417
Net (loss) income attributable to Green Brick Partners, Inc.	$(8,196)	$7,676	$14,970	$23,756

Net (loss) income attributable to Green Brick Partners, Inc. per common share:
Basic	$(0.16)	$0.16	$0.30	$0.49
Diluted	$(0.16)	$0.16	$0.30	$0.49
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,555	48,910	49,597	48,879
Diluted	50,681	48,930	49,683	48,886

GREEN BRICK PARTNERS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2017	2016	Change	%	2017	2016	Change	%
New homes delivered	292	275	17	6.2%	990	844	146	17.3%
Home sales revenue ($ in thousands)	$133,465	$116,977	$16,488	14.1%	$435,644	$365,164	$70,480	19.3%
Average sales price of homes delivered	$457,072	$425,371	$31,701	7.5%	$440,044	$432,659	$7,385	1.7%

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
Land and Lots Sales Revenue	2017	2016	Change	%	2017	2016	Change	%
Land and lots sold	25	22	3	13.6%	144	117	27	23.1%
Land and lots sales revenue ($ in thousands)	$2,915	$2,787	$128	4.6%	$18,730	$15,164	$3,566	23.5%
Average sales price of land and lots sold	$116,600	$126,682	$(10,082)	(8.0)%	$130,067	$129,603	$464	0.4%

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
New Home Orders and Backlog	2017	2016	Change	%	2017	2016	Change	%
Net new home orders	265	197	68	34.5%	1,063	880	183	20.8%
Average selling communities	56	50	6	12.0%	54	47	7	14.9%
Selling communities at end of period	55	50	5	10.0%	55	50	5	10.0%
Backlog ($ in thousands)	$151,463	$108,030	$43,433	40.2%
Backlog (units)	310	237	73	30.8%
Average sales price of backlog	$488,590	$455,823	$32,767	7.2%

The following table calculates the non-GAAP measure of Adjusted EPS for the three months and the years ended December 31, 2017 and December 31, 2016 and reconciles these amounts to net (loss) income attributable to Green Brick as reported and prepared in accordance with GAAP. Adjusted EPS for the three months and years ended December 31, 2017 and December 31, 2016 represents pre-tax income presented divided by the weighted average number of common shares outstanding for the three months and years ended December 31, 2017 and December 31, 2016, respectively. Pre-tax income represents net income attributable to Green Brick for the period excluding provision for income taxes attributable to Green Brick.

	Three Months Ended		Years Ended
(Unaudited, in thousands, except per share amounts):	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income attributable to Green Brick	$(8,196)	$7,676	$14,970	$23,756
Income tax provision attributable to Green Brick	$25,356	$6,001	$38,896	$15,261
Pre-tax income attributable to Green Brick	$17,160	$13,677	$53,866	$39,017

Weighted average number of shares outstanding —basic	50,555	48,910	49,597	48,879
Basic Adjusted EPS	$0.34	$0.28	$1.09	$0.80

Weighted average number of shares outstanding —diluted	50,681	48,930	49,683	48,886
Diluted Adjusted EPS	$0.34	$0.28	$1.08	$0.80

The following table calculates the non-GAAP measure of basic EPS adjusted for additional tax expense as a result of the Tax Act for the three months and the year ended December 31, 2017 and reconciles these amounts to net (loss) income attributable to Green Brick as reported and prepared in accordance with GAAP. Basic EPS adjusted for additional tax expense for the three months and years ended December 31, 2017 and December 31, 2016 represents adjusted net income attributable to Green Brick divided by the weighted average number of common shares outstanding for the three months and years ended December 31, 2017 and December 31, 2016, respectively. Adjusted net income attributable to Green Brick represents net (loss) income attributable to Green Brick for the period excluding tax expense due to the change in federal statutory tax rate as a result of the Tax Act.

	Three Months Ended		Years Ended
(Unaudited, in thousands, except per share amounts):	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income attributable to Green Brick	$(8,196)	$7,676	$14,970	$23,756
Tax expense due to the change in federal statutory tax rate	$19,017	$—	$19,017	$—
Adjusted net income attributable to Green Brick	$10,821	$7,676	$33,987	$23,756

Weighted average number of shares outstanding —basic	50,555	48,910	49,597	48,879
Basic EPS adjusted for additional tax expense	$0.21	$0.16	$0.69	$0.49

The following table calculates the non-GAAP measure of Adjusted Homebuilding Gross Margin for the three months and the years ended December 31, 2017 and December 31, 2016 and reconciles these amounts to homebuilding gross margin as reported and prepared in accordance with GAAP.

(Unaudited, in thousands):	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Homebuilding gross margin	$28,466	$28,524	$93,579	$81,710
Add back: capitalized interest charged to cost of sales	$754	$763	$2,630	$2,814
Adjusted Homebuilding Gross Margin	$29,220	$29,287	$96,209	$84,524

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (NASDAQ: GRBK) is a diversified homebuilding and land development company. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. The Company owns a controlling interest in four homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes (a division of CB JENI Homes), Southgate Homes, and Centre Living Homes) and a homebuilder in Atlanta, Georgia (The Providence Group). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado. The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities. For more information about Green Brick Partners, Inc.’s homebuilding partners go to www.greenbrickpartners.com/team-builders.html.

Forward-Looking and Cautionary Statements:
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continues,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; demand for real estate investments in the geographic markets in which we operate; significant inflation or deflation; labor and raw material shortages; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire land suitable for residential homebuilding at reasonable prices; an inability to develop and sell communities successfully or within expected timeframes; risks related to regulatory approvals and government regulation; the interpretation of or changes to tax, labor and environmental laws and regulations; volatility of mortgage interest rates; the unavailability of mortgage financing; the occurrence of severe weather or natural disasters; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; risks related to holding noncontrolling interests in strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755